Exhibit 5.1

Client: 68659-00001

February 22, 2019

Odonate Therapeutics, Inc.

4747 Executive Drive, Suite 510

San Diego, CA 92121

Re:	Odonate Therapeutics, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Odonate Therapeutics, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of shares of the Company’s common stock, $0.01 par value (the “Common Stock”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to our opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

We have assumed without independent investigation that:

(i)

at the time any shares of Common Stock are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii)

at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the shares of Common Stock offered thereby and all related documentation and will comply with all applicable laws;

(iii)	all shares of Common Stock will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;
(iv)

at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of shares of Common Stock and any related documentation (including the execution (in the case of certificated shares of Common Stock), delivery and performance of the shares of Common Stock and any related documentation referred to in paragraph 1 below) shall have been duly completed and shall remain in full force and effect;

(v)

upon issuance of any Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation and other relevant documents; and

(vi)	at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Common Stock offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.

With respect to shares of Common Stock, when such shares of Common Stock have been duly executed (in the case of certificated shares) and delivered either in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, on a per-share basis, shall not be less than the par value of the Common Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable.

The opinion expressed above is subject to the following exceptions, qualifications, limitations and assumptions:

A.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law.  We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinion contained above.  This opinion is limited to the effect of the current state of the laws of the State of Delaware and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

You have informed us that you intend to issue shares of Common Stock from time to time on a delayed or continuous basis, and we understand that prior to issuing any shares of Common Stock pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such shares of Common Stock are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP